Exhibit 99.1
Savers Value Village, Inc. Reports Third Quarter Financial Results
Net Sales Increased 8.5%, Driven by New Stores and Comparable Store Sales Growth of 5.9% in the U.S. and 1.5% in Canada
ThriftIQTM Rollout Expanded to 108 Stores; Company Launches Next Phase of Innovation with Patent-Pending Autotagger and Image Capture
Company Updates Fiscal 2026 Outlook
Bellevue, WA - November 5, 2026 – Savers Value Village, Inc. (NYSE: SVV) (the “Company”) today announced financial results for the thirteen weeks ended October 3, 2026 (the “third quarter”).
Financial highlights for the third quarter (comparisons are to the thirteen weeks ended September 27, 2025)
•Total Company net sales increased 8.5% to $463.1 million; constant-currency net sales1 increased 8.9%; and comparable store sales increased 4.2%.
•For the United States (“U.S.”), net sales increased 12.2% and comparable store sales increased 5.9%.
•For Canada, net sales increased 2.5%; constant-currency net sales1 increased 4.3%; and comparable store sales increased 1.5%.
•Net income was $23.4 million, or $0.15 per diluted share. Net income margin was 5.1%.
•Adjusted net income1 was $25.5 million, or $0.16 per diluted share.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 was $75.9 million, a year-over-year increase for the fourth consecutive quarter, and Adjusted EBITDA margin1 was 16.4%.

“We are proud of our strong third quarter results, which marked our fourth consecutive quarter of year-over-year adjusted EBITDA growth,” said Mark Walsh, Chief Executive Officer. “We are pleased with continued strength in our U.S. business, encouraging signs of improvement in Canada, and stronger than expected profitability in our new stores. Our innovation agenda is also gaining momentum, with continued favorable results from the rollout of ThriftIQ and our announcement today of the launch of our patent-pending Autotagger and image capture. We are excited to host the investment community at our upcoming Innovation Day in Minneapolis on November 10.”

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as constant-currency net sales, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures,” “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.

Innovation
During the third quarter, the Company expanded the rollout of ThriftIQTM, its proprietary pricing platform, to 108 stores. Stores using ThriftIQ continue to demonstrate gross profit growth, with higher unit sell-through, larger baskets and stronger sales yields, and the Company expects to continue to deploy the platform across its U.S. and Canadian locations through early 2028. The Company is also advancing its innovation agenda with the introduction of Autotagger and image capture, patent-pending industrial engineering solutions designed to enhance labor efficiency.
As previously announced, the Company will host an Innovation Day on November 10, 2026 at its centralized processing center in Minneapolis, Minnesota, where it looks forward to sharing additional information about ThriftIQ, Autotagger and its broader innovation agenda.

Capital Allocation
Consistent with its balanced and disciplined approach to capital allocation, the Company continued to take actions during the third quarter to reinvest in its business, strengthen its balance sheet and return capital to stockholders.
•The Company opened 9 new stores, ending the third quarter with 384 stores, and recorded pre-opening expenses of $5.1 million.
•The Company repaid $51.9 million of outstanding borrowings under its 2025 Term Loan Facility using cash on hand. The repayment resulted in a loss on extinguishment of debt of $0.8 million.
•In connection with a secondary offering on August 11, 2026, the Company repurchased approximately 1.0 million shares of common stock at a total cost of approximately $10.0 million, excluding excise tax. This repurchase was separate from the Company's share repurchase program authorized in 2025.
•As of the end of the third quarter, the Company had $60.1 million of cash and cash equivalents, $179.2 million available to borrow under its 2025 Revolving Credit Facility and total debt of $674.4 million.
2026 Impact & Sustainability Report
The Company published its 2026 Impact & Sustainability Report covering its 2025 fiscal year. The report highlights continued progress in advancing its sustainability initiatives, including sourcing nearly all its supply locally to support nonprofit partners and communities while helping minimize its environmental footprint; advancing innovation through ThriftIQTM; establishing policies supporting responsible artificial intelligence use; and leveraging team member feedback to strengthen the workplace experience.
The report also highlights progress in reducing the Company’s environmental footprint through the conversion of additional GreenDrop® donation locations to alternative energy sources, as well as partnerships promoting circular fashion. Other notable achievements include the completion of the Company’s first Climate-related Risks and Opportunities Assessment, continued reporting of Scope 1, Scope 2 and Scope 3 greenhouse gas (GHG) emissions, independent assurance of Scope 1 and Scope 2 emissions data, and enhancements to governance and reporting practices.
Together, these efforts further the Company’s mission of making secondhand second nature. The report can be found at https://ir.savers.com/esg.

Stores Update
The following unaudited table summarizes the Company’s store count activity for the thirty-nine weeks ended October 3, 2026:

	U.S.	Canada	Australia	Total
January 3, 2026	179	170	18	367
New stores	15	2	1	18
Closures	(1)	0	0	(1)
October 3, 2026	193	172	19	384

Fiscal 2026 Outlook1
The Company is updating its outlook for the fifty-two weeks ending January 2, 2027 (“fiscal 2026”) as follows:

	Current	Previous
Net sales	$1.77 billion to $1.78 billion	$1.77 billion to $1.79 billion
Comparable store sales growth over fiscal 2025[2]	3.5% to 4.0%	3.0% to 4.0%
Net income	$69 million to $75 million, or $0.43 to $0.47 per diluted share	$67 million to $76 million, or $0.42 to $0.47 per diluted share
Adjusted net income[3]	$76 million to $83 million, or $0.48 to $0.52 per diluted share	$76 million to $85 million, or $0.47 to $0.53 per diluted share
Adjusted EBITDA[3]	$270 million to $275 million	$265 million to $275 million
Capital expenditures	$135 million to $145 million	$125 million to $145 million
New store openings	Approximately 25	Approximately 25

[1] The Company’s outlook for fiscal 2026 assumes an exchange rate of 1 Canadian dollar (“CAD”) = 0.72 U.S. dollar (“USD”).
[2] The 53rd week in fiscal 2025 resulted in a shift such that fiscal 2026 began a week later than fiscal 2025. Accordingly, comparable store sales are calculated by aligning the sales weeks in fiscal 2026 to the equivalent sales weeks in fiscal 2025.
[3] The Company has not presented a quantitative reconciliation of its forward-looking non-GAAP financial measures set out above to their most comparable GAAP financial measures because it cannot predict certain elements that are reported under GAAP, such as (gain) loss on foreign currency, net, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

Conference Call Information
A conference call to discuss the third quarter financial results is scheduled for today, November 5, 2026, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 833 461 5787 (international callers, please dial +1 585 542 9983) approximately 10 minutes prior to the start of the call. Please reference Conference ID 419483389 when prompted. A live webcast of the conference call will be available in the investor relations section of the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available on the Company’s website shortly after the conclusion of the call and remain available until November 5, 2027.
About the Savers® Value Village® family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value-priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers Value Village family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2026 and/or longer term outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in Venezuela, the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin are not calculated or presented in accordance with GAAP and have limitations as analytical tools. You should not consider them in isolation, as a substitute for, or superior to, analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by the Company’s competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income (loss) and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because it considers these meaningful measures to share with investors as they facilitate comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, the Company provides investors with management’s perspective of the Company’s operating performance.

The Company defines Adjusted net income as net income (loss) excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, foreign currency exchange rate impacts, certain other adjustments, the tax effect on the above adjustments and the excess tax shortfall from stock-based compensation. The Company defines Adjusted net income per diluted share as Adjusted net income divided by adjusted diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net income (loss) excluding the impact of interest expense, net, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, lease intangible asset expense, transaction costs, foreign currency exchange rate impacts and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports net sales on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the USD into the USD. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the USD against the CAD and are affected negatively by a strengthening of the USD against the CAD. References to net sales on a constant-currency basis indicate operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are not calculated or presented in accordance with GAAP and are not meant to be considered as an alternative or substitute for, or superior to, comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen weeks ended October 3, 2026, as compared to the thirteen weeks ended September 27, 2025, the USD was stronger relative to the CAD and weaker relative to the Australian dollar (“AUD”), which resulted in an overall unfavorable impact on our operating results. During the thirty-nine weeks ended October 3, 2026, as compared to the thirty-nine weeks ended September 27, 2025, the USD was weaker relative to the CAD and the AUD, which resulted in a favorable impact on our operating results. The Company calculates constant-currency net sales by translating current period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
Ed Yruma
investors@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Operations
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 3, 2026		September 27, 2025		October 3, 2026		September 27, 2025
(in thousands)	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales	$463,084	100.0%	$426,935	100.0%	$1,314,498	100.0%	$1,214,288	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	199,653	43.1	188,240	44.1	576,106	43.8	543,621	44.8
Salaries, wages and benefits	88,009	19.0	84,520	19.8	259,872	19.8	256,315	21.1
Selling, general and administrative	105,114	22.7	99,514	23.3	305,282	23.2	275,005	22.6
Depreciation and amortization	24,770	5.4	18,320	4.3	72,998	5.6	58,582	4.8
Total operating expenses	417,546	90.2	390,594	91.5	1,214,258	92.4	1,133,523	93.3
Operating income	45,538	9.8	36,341	8.5	100,240	7.6	80,765	6.7
Other expense (income):
Interest expense, net	11,295	2.4	17,276	4.0	36,986	2.8	48,075	4.0
Loss (gain) on foreign currency, net	154	—	3,839	0.9	2,663	0.2	(6,403)	(0.5)
Loss on extinguishment of debt	847	0.2	32,621	7.7	2,127	0.2	35,339	2.9
Other expense (income), net	67	—	(66)	—	205	—	137	—
Other expense, net	12,363	2.6	53,670	12.6	41,981	3.2	77,148	6.4
Income (loss) before income taxes	33,175	7.2	(17,329)	(4.1)	58,259	4.4	3,617	0.3
Income tax expense (benefit)	9,774	2.1	(3,326)	(0.8)	18,490	1.4	3,426	0.3
Net income (loss)	$23,401	5.1%	$(14,003)	(3.3)%	$39,769	3.0%	$191	—%
Net income (loss) per share, basic	$0.15		$(0.09)		$0.26		$0.00
Net income (loss) per share, diluted	$0.15		$(0.09)		$0.25		$0.00
Basic weighted average shares outstanding	153,711		155,770		154,206		156,939
Diluted weighted average shares outstanding	159,166		155,770		159,591		163,224

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, unaudited)

	October 3, 2026	January 3, 2026
Current assets:
Cash and cash equivalents	$60,147	$85,904
Trade receivables, net	19,165	17,094
Inventories	46,939	41,480
Prepaid expenses and other current assets	51,547	52,629
Total current assets	177,798	197,107
Property and equipment, net	376,414	338,995
Right-of-use lease assets	703,323	634,012
Goodwill	668,353	677,884
Intangible assets, net	149,929	153,589
Other assets	19,826	9,300
Total assets	$2,095,643	$2,010,887
Current liabilities:
Accounts payable and accrued liabilities	$83,693	$75,636
Accrued payroll and related taxes	77,971	71,295
Lease liabilities – current	95,321	89,586
Current portion of long-term debt	7,500	7,500
Total current liabilities	264,485	244,017
Long-term debt, net	655,867	708,215
Lease liabilities – non-current	649,964	575,962
Other liabilities	55,131	47,114
Total liabilities	1,625,447	1,575,308
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	710,251	695,443
Accumulated deficit	(263,639)	(273,250)
Accumulated other comprehensive income	23,584	13,386
Total stockholders’ equity	470,196	435,579
Total liabilities and stockholders’ equity	$2,095,643	$2,010,887

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Thirty-Nine Weeks Ended
	October 3, 2026	September 27, 2025
Cash flows from operating activities:
Net income	$39,769	$191
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	13,650	31,175
Amortization of debt issuance costs and debt discount	1,616	4,172
Depreciation and amortization	72,998	58,582
Operating lease expense	116,701	106,227
Deferred income taxes, net	6,748	3,976
Loss on extinguishment of debt	2,127	35,339
Other items	5,728	(7,953)
Changes in operating assets and liabilities:
Trade receivables	(3,282)	(1,371)
Inventories	(6,083)	(12,662)
Prepaid expenses and other assets	9,263	(37,396)
Accounts payable and accrued liabilities	8,667	(22,169)
Accrued payroll and related taxes	7,819	8,445
Operating lease liabilities	(106,332)	(95,088)
Other liabilities	2,731	5,033
Net cash provided by operating activities	172,120	76,501
Cash flows from investing activities:
Purchases of property and equipment	(108,013)	(81,087)
Settlement of derivative instruments	1,586	1,973
Purchases of marketable securities	(884)	(2,899)
Proceeds from sale of marketable securities	896	381
Net cash used in investing activities	(106,415)	(81,632)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	746,250
Principal payments on long-term debt	(55,625)	(761,256)
Payment of debt issuance costs	(113)	(8,841)
Prepayment premium on extinguishment of debt	—	(20,884)
Proceeds from stock option exercises	2,678	1,276
Repurchase of common stock, including excise tax	(30,530)	(35,646)
Shares withheld for taxes	(2,141)	(637)
Principal payments on finance lease liabilities	(4,137)	(2,780)
Other	(409)	(700)
Net cash used in financing activities	(90,277)	(83,218)
Effect of exchange rate changes on cash and cash equivalents	(1,185)	1,898
Net change in cash and cash equivalents	(25,757)	(86,451)
Cash and cash equivalents at beginning of period	85,904	149,967
Cash and cash equivalents at end of period	$60,147	$63,516

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Income (Loss) Per Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net income (loss) per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of operations:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands, except per share data)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Numerator
Net income (loss)	$23,401	$(14,003)	$39,769	$191
Denominator
Basic weighted average shares outstanding	153,711	155,770	154,206	156,939
Dilutive effect of employee stock options and awards	5,455	—	5,385	6,285
Diluted weighted average shares outstanding	159,166	155,770	159,591	163,224
Net income (loss) per share (1)
Basic	$0.15	$(0.09)	$0.26	$0.00
Diluted	$0.15	$(0.09)	$0.25	$0.00
(1)Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per share, the year-to-date calculation of net income (loss) per share may not equal the sum of the quarters.

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Segment Results
(Unaudited)
The following unaudited tables present net sales and profit by segment. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which are not considered reportable segments and have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	October 3, 2026	September 27, 2025	$ Change	% Change
Net sales:
U.S. Retail	$263,437	$234,712	$28,725	12.2%
Canada Retail	163,653	159,608	4,045	2.5%
Other	35,994	32,615	3,379	10.4%
Total net sales	$463,084	$426,935	$36,149	8.5%
Segment profit:
U.S. Retail	$55,706	$47,956	$7,750	16.2%
Canada Retail	$49,868	$45,336	$4,532	10.0%
Other	$6,639	$8,650	$(2,011)	(23.2)%

	Thirty-Nine Weeks Ended
(dollars in thousands)	October 3, 2026	September 27, 2025	$ Change	% Change
Net sales:
U.S. Retail	$752,992	$674,310	$78,682	11.7%
Canada Retail	459,162	443,199	15,963	3.6%
Other	102,344	96,779	5,565	5.8%
Total net sales	$1,314,498	$1,214,288	$100,210	8.3%
Segment profit:
U.S. Retail	$157,410	$135,467	$21,943	16.2%
Canada Retail	$126,719	$110,127	$16,592	15.1%
Other	$18,935	$26,029	$(7,094)	(27.3)%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call to be held on November 5, 2026, discussing the Company’s financial condition and results of operations for the third quarter.

The following unaudited table presents a reconciliation of GAAP net income (loss) and net income (loss) per diluted share to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands, except per share amounts)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Adjusted net income:
Net income (loss)	$23,401	$(14,003)	$39,769	$191
Loss on extinguishment of debt (1)(2)	847	32,621	2,127	35,339
IPO-related stock-based compensation expense (1)(3)	—	4,118	1,123	21,867
Transaction costs (1)(4)	1,041	2,085	2,495	3,290
Foreign currency exchange rate impacts (1)(5)	823	4,308	3,705	(4,691)
Other adjustments (1)(6)	(644)	4,675	2,346	6,928
Tax effect on adjustments (7)	(170)	(11,404)	(2,180)	(14,623)
Excess tax shortfall from stock-based compensation	202	76	945	542
Adjusted net income	$25,500	$22,476	$50,330	$48,843

Adjusted net income per share, diluted(8):
Net income (loss) per share, diluted	$0.15	$(0.09)	$0.25	$0.00
Loss on extinguishment of debt (1)(2)	0.01	0.20	0.01	0.22
IPO-related stock-based compensation expense (1)(3)	—	0.03	0.01	0.13
Transaction costs (1)(4)	0.01	0.01	0.02	0.02
Foreign currency exchange rate impacts (1)(5)	0.01	0.03	0.02	(0.03)
Other adjustments (1)(6)	—	0.03	0.01	0.04
Tax effect on adjustments (7)	—	(0.07)	(0.01)	(0.09)
Excess tax shortfall from stock-based compensation	—	—	0.01	—
Adjusted net income per share, diluted*	$0.16	$0.14	$0.32	$0.30
*May not foot due to rounding
(1)Presented pre-tax.
(2)Represents loss on extinguishment of debt associated with (i) the partial repayments of outstanding borrowings under the 2025 Term Loan Facility during the thirteen and thirty-nine weeks ended October 3, 2026 and the repricing of that facility on June 2, 2026; (ii) the full redemption of the Senior Secured Notes (the “Notes”) and repayment of all outstanding amounts under the 2021 Term Loan Facility on September 18, 2025; and (iii) the partial redemption of the Notes on February 6, 2025.
(3)Represents stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO. The thirty-nine weeks ended October 3, 2026 includes a credit to stock-based compensation expense resulting from the reversal of previously recognized expense for stock-based awards forfeited upon employee retirements.
(4)Comprised of non-capitalizable expenses related to debt transactions and offering costs.

(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts.
(6)The thirteen and thirty-nine weeks ended October 3, 2026 include a gain of $1.2 million related to store lease terminations, as well as store impairment charges of $0.6 million. The thirty-nine weeks ended October 3, 2026 further includes impairment charges of $2.4 million primarily due to the closure of a warehouse processing facility and additional store impairment charges of $0.5 million. The thirteen and thirty-nine weeks ended September 27, 2025 include store impairment and other related charges of $4.8 million, as well as a reduction to the fair value of acquisition-related contingent consideration of $0.1 million and $1.3 million, respectively. The thirty-nine weeks ended September 27, 2025 further includes accelerated amortization and depreciation of $3.3 million due to a reduction of the estimated useful lives for certain acquisition-related intangible assets and store-related property and equipment.
(7)Tax effect on adjustments is calculated utilizing the tax rate specifically applicable to the respective adjustments.
(8)For the thirteen weeks ended September 27, 2025, Adjusted net income per diluted share includes 7.3 million of potential shares of common stock relating to awards of stock options and restricted stock units that were excluded from the calculation of GAAP diluted net loss per share as their inclusion would have had an antidilutive effect.

The following unaudited table presents a reconciliation of GAAP net income (loss) to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in thousands)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net income (loss)	$23,401	$(14,003)	$39,769	$191
Interest expense, net	11,295	17,276	36,986	48,075
Income tax expense (benefit)	9,774	(3,326)	18,490	3,426
Depreciation and amortization	24,770	18,320	72,998	58,582
Loss on extinguishment of debt (1)	847	32,621	2,127	35,339
Stock-based compensation expense (2)	3,944	7,210	13,650	31,175
Lease intangible asset expense (3)	625	817	2,277	2,502
Transaction costs (4)	1,041	2,085	2,495	3,290
Foreign currency exchange rate impacts (5)	823	4,308	3,705	(4,691)
Other adjustments (6)	(644)	4,675	2,346	3,662
Adjusted EBITDA	$75,876	$69,983	$194,843	$181,551
Net income (loss) margin	5.1%	(3.3)%	3.0%	0.0%
Adjusted EBITDA margin	16.4%	16.4%	14.8%	15.0%
(1)Represents loss on extinguishment of debt associated with (i) the partial repayments of outstanding borrowings under the 2025 Term Loan Facility during the thirteen and thirty-nine weeks ended October 3, 2026 and the repricing of that facility on June 2, 2026; (ii) the full redemption of the Notes and repayment of all outstanding amounts under the 2021 Term Loan Facility on September 18, 2025; and (iii) the partial redemption of the Notes on February 6, 2025.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors. The thirty-nine weeks ended October 3, 2026 includes a credit to stock-based compensation expense resulting from the reversal of previously recognized expense for stock-based awards forfeited upon employee retirements.
(3)Represents lease expense associated with acquired lease intangibles.
(4)Comprised of non-capitalizable expenses related to debt transactions and offering costs.
(5)Represents remeasurement (gains) losses on unsettled foreign currency transactions, realized and unrealized (gains) losses on cross currency swaps and unrealized (gains) losses on forward contracts.
(6)The thirteen and thirty-nine weeks ended October 3, 2026 include a gain of $1.2 million related to store lease terminations, as well as store impairment charges of $0.6 million. The thirty-nine weeks ended October 3, 2026 further includes impairment charges of $2.4 million primarily due to the closure of a warehouse processing facility and additional store impairment charges of $0.5 million. The thirteen and thirty-nine weeks ended September 27, 2025 include store impairment and other related charges of $4.8 million, as well as a reduction to the fair value of acquisition-related contingent consideration of $0.1 million and $1.3 million, respectively.

Constant Currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.
The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented. In each table, “Other” is attributable to the Australia Retail and Wholesale operating segments which have been combined.

	Thirteen Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
October 3, 2026
U.S. Retail	$263,437	$—	$263,437	$28,725	12.2%
Canada Retail	163,653	2,880	166,533	6,925	4.3%
Other	35,994	(1,225)	34,769	2,154	6.6%
Total net sales	$463,084	$1,655	$464,739	$37,804	8.9%
September 27, 2025
U.S. Retail	$234,712	n/a	$234,712	n/a	n/a
Canada Retail	159,608	n/a	159,608	n/a	n/a
Other	32,615	n/a	32,615	n/a	n/a
Total net sales	$426,935	n/a	$426,935	n/a	n/a

	Thirty-Nine Weeks Ended
(dollars in thousands)	Net Sales	Impact of Foreign Currency	Constant-Currency Net Sales	$ Change Over Prior Year	% Change Over Prior Year
October 3, 2026
U.S. Retail	$752,992	$—	$752,992	$78,682	11.7%
Canada Retail	459,162	(3,663)	455,499	12,300	2.8%
Other	102,344	(4,437)	97,907	1,128	1.2%
Total net sales	$1,314,498	$(8,100)	$1,306,398	$92,110	7.6%
September 27, 2025
U.S. Retail	$674,310	n/a	$674,310	n/a	n/a
Canada Retail	443,199	n/a	443,199	n/a	n/a
Other	96,779	n/a	96,779	n/a	n/a
Total net sales	$1,214,288	n/a	$1,214,288	n/a	n/a
n/a - not applicable

Supplemental Metrics
In addition to the financial and operational metrics set forth elsewhere in this press release, the Company uses the below supplemental metrics to evaluate the performance of its business, identify trends, formulate financial projections and make strategic decisions. The Company believes these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.
The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Pounds processed (lbs mm)	298	282	846	823
On-site donations and GreenDrop as a % of total pounds processed	82.4%	80.7%	81.2%	77.9%
Sales yield (1)	$1.53	$1.48	$1.52	$1.44
(1)The Company defines sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis. The 53rd week in fiscal 2025 resulted in a shift such that fiscal 2026 began a week later than fiscal 2025. Accordingly, sales yield is calculated by aligning the sales weeks in fiscal 2026 to the equivalent sales weeks in fiscal 2025.